Exhibit 1.1

EXECUTION VERSION

5,294,118 Shares

REGULUS THERAPEUTICS INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

October 28, 2014

Deutsche Bank Securities Inc.

BMO Capital Markets Corp.

As Representatives of the several

Underwriters set forth in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

INTRODUCTION. Regulus Therapeutics Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and Isis Pharmaceuticals, Inc., a Delaware corporation (the “Selling Stockholder”), proposes to sell to the several Underwriters, an aggregate of 5,294,118 shares (the “Firm Shares”) of the common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Offering”), of which 4,411,765 shares are to be issued and sold by the Company and 882,353 shares are to be sold by the Selling Stockholder.

The Company also proposes to issue and sell to the several Underwriters, and the Selling Stockholder proposes to sell to the several Underwriters, not more than an additional 794,117 shares of its Common Stock (the “Additional Shares”) if and to the extent that Deutsche Bank Securities Inc. (“Deutsche Bank”) and BMO Capital Markets Corp. (“BMO” and together with Deutsche Bank, the “Managers”), as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers” and individually as a “Seller.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (File No. 333-194293) which became effective as of April 16, 2014, including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” The Company, if required by the rules and regulations of the Commission (the “Rules and Regulations”), will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, including the Base Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Applicable Time, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Applicable Time, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Applicable Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent Preliminary Prospectus together with the free writing prospectus(es), if any, identified in Schedule III hereto, that is distributed to investors prior to 5:00 P.M. (New York City time), on October 28, 2014 (the “Applicable Time”), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Registration Statement and Prospectuses. The Registration Statement has become effective. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any free writing prospectus or the Prospectus or suspending the effectiveness of the Registration Statement and no proceedings or examination for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) Accurate Disclosure. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not as of the date of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus as amended or supplemented, if applicable, as of its date and as of each Closing Date (as defined below) does not and will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth above in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(c) Compliance with Registration Requirements. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus, including the Time of Sale Prospectus, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. The Company has made available a bona fide electronic road show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(d) No Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus identified on Schedule III hereto does not conflict with the information contained in the Registration Statement, the preliminary prospectus included in the Registration Statement immediately prior to the execution of this Agreement or the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has not distributed and, prior to the later to occur of any Closing Date (as defined below) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus and the Prospectus.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(f) Subsidiaries. The Company does not have any subsidiaries and, except as described in the Time of Sale Prospectus, does not own or have any right to acquire, directly or indirectly, any outstanding capital stock of, partnership interest, joint venture interest, equity participation or other security or interest in, any person or entity (including without limitation, any corporation, limited liability company, association, partnership, trust or estate).

(g) Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) Authorization of Capital Stock. The shares of capital stock of the Company, including the Common Stock outstanding prior to the issuance of the Shares to be sold by the Company and the Shares to be sold by the Selling Stockholder, have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company.

(i) Authorization of Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights and no stockholder consents are required in connection with the Company’s issuance and sale of such Shares except as have been duly and validly waived or obtained.

(j) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(k) Absence of Defaults and Conflicts. The Company is not (i) in violation of its charter, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except in the case of clause (ii), for such violations and defaults that would not result in a material adverse effect on the Company; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and compliance by the Company with its obligations under this

Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in each case (other than with respect to such charter, by-laws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a material adverse effect on the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(l) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder, state securities or blue sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or The NASDAQ Global Market (“NASDAQ”).

(m) No Material Adverse Change. (a) Since the date of the Time of Sale Prospectus, the Company has not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) since the date of the Time of Sale Prospectus, except as contemplated by the Time of Sale Prospectus, there has not been any change in the capital stock or increase in short-term or long-term debt of the Company, other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options as described in the Time of Sale Prospectus, and (c) there has not occurred any material adverse change, or any development that would result in a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the revenues, business, assets, management, financial position, stockholders’ equity, operations or results of operations or prospects of the Company, from that set forth in the Time of Sale Prospectus.

(n) Absence of Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject, (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus or proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company. Except as described in the Time of Sale Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(q) Registration Rights. Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than rights that have been validly waived.

(r) Absence of Material Transactions, Dividend Declarations, Changes in Capital Stock and Debt Obligations. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction and (ii) the Company has not purchased any of its outstanding capital stock (except for any repurchases of securities issued pursuant to equity incentive plans described in the Time of Sale Prospectus transacted in connection with a termination of employment with the Company), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(s) Title to Real and Personal Property. Except as set forth in the Time of Sale Prospectus, the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(t) Title to Intellectual Property. The Company owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property that, to the knowledge of the Company, is necessary for the conduct of the Company’s business as now conducted (as described in the Time of Sale Prospectus, collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting. Except as set forth in the Time of Sale Prospectus (exclusive of any supplement thereto) or except in each case as would not reasonably be expected to have a material adverse effect on the Company: (a) there are no material rights of third parties to any such Company Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Company Intellectual Property; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, there is no U.S. patent which contains claims that dominate any Company Intellectual Property described in the Time of Sale Prospectus or that interferes under 35 U.S.C. §102(g) with the pending claims of any Company Intellectual Property; (g) to the Company’s knowledge, there is no prior art of which the Company is aware that would render any U.S. patent held by the Company invalid which has not been disclosed to the U.S. Patent and Trademark Office (the “PTO”); and (h) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property. To the Company’s knowledge, all patents and patent applications owned by the Company and filed with the PTO or any foreign or international patent authority (the “Company Patent Rights”) and all patents and patent applications in-licensed by the Company and filed with the PTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company has complied with their duty of candor and disclosure to the PTO for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the PTO for the In-licensed Patent Rights.

(u) Absence of Material Labor Disputes; Compliance with ERISA; Stock Plans. (a) No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or other third parties that would have a material adverse effect on the Company. (b) Except as set forth in the Time of Sale Prospectus, (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA and the Code (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. (c) (i) Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant; (ii) each such option was granted in compliance with applicable law and with the applicable Stock Plan(s), in each case except as described in the Time of Sale Prospectus, and was duly approved by the Company’s Board of Directors (or a duly authorized committee thereof) and has been properly accounted for in the Company’s financial statements in accordance with U.S. GAAP (as defined below) and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v) Insurance. Except as set forth in the Time of Sale Prospectus, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

(w) Licenses and Permits. The Company possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), including the United States Food and Drug Administration (the “FDA”) and any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary to conduct its business as now conducted and described in the Time of Sale Prospectus, other than such certificates, authorizations, consents, approvals, orders, licenses and permits, the lack of which would not individually or in the aggregate have a material adverse effect on the Company. All of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company.

(x) Accounting Controls The Company has taken all actions reasonably necessary to ensure that, within the time period required by applicable law, the Company will have established and will maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Except as set forth in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) Independent Accountants of the Company. Ernst & Young LLP (“E&Y”), who have certified the financial statements and supporting schedules of the Company that are included in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(aa) Financial Statements. (a) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the exclusion of footnotes. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable. (b) No financial statements or schedules are required to be included in the Registration Statement, Time of Sale Prospectus and Prospectus that have not been so included and except as set forth in the Time of Sale Prospectus, there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that would reasonably be expected to have a material adverse effect on the Company. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(bb) Tax Liabilities and Reserves. Other than as set forth in the Time of Sale Prospectus and the Prospectus, any tax returns required to be filed by the Company in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from the Company have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company. There is no material proposed tax deficiency, assessment, charge or levy against the Company, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a material adverse effect on the Company.

(cc) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Shares.

(dd) Stabilization. Neither the Company nor any of its affiliates has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act; provided, however, that the Company makes no such representation or warranty with respect to the actions of any Underwriter or affiliate or agent of any Underwriter acting on behalf of such Underwriter.

(ee) Listing Approval. The Common Stock is listed on the NASDAQ Global Market and the Shares have been approved for listing, subject to official notice of issuance, thereon. The Company has not received any notification of delisting or that the Commission or NASDAQ is contemplating initiating delisting procedures of the Common Stock.

(ff) Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects. The Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

(gg) Related Party Transactions. Except as described in the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, licensees, licensors or suppliers of the Company, on the other hand, that is required to be described in the Time of Sale Prospectus or the Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(hh) FINRA Disclosure. Neither the Company nor the Company’s officers or directors, or to the Company’s knowledge, stockholders or any of its affiliates (within the meaning of FINRA Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, paragraph (rr) of the By-Laws of FINRA) of, any member firm of the FINRA. All of the information provided by or behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with the FINRA is true, complete and correct in all material respects.

(ii) Margin Securities. Except as disclosed in the Time of Sale Prospectus, the Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(jj) Commission Agreements. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus.

(kk) Certain Disclosures. The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” in the Time of Sale Prospectus and the Prospectus accurately describe in all material respects and to the extent required under applicable rules and regulations: (A) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(ll) Prior Offerings. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or convertible securities.

(mm) Anti-Corruption Laws. Neither the Company nor, to the Company’s knowledge, any affiliate, director, officer or employee, agent or representative of the Company, has taken or will take any action with or on behalf of the Company in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable laws; and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(nn) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(oo) Compliance with Sanctions. (i) The Company represents that neither the Company nor, to the Company’s knowledge, any of its affiliates, directors, officers, employees, agents or representatives is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”).

(ii) The Company represents that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(iii) The Company represents and covenants that, for the past five years, it has not knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(pp) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of its affiliates, directors, officers, employees, agents or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA.

(qq) Compliance with Applicable Laws. Other than as set forth in the Time of Sale Prospectus and the Prospectus, the Company is not in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company.

(rr) Compliance with Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (or implementing the provisions thereof) that are in effect and which the Company is required to comply with.

(ss) Regulatory Matters. The preclinical tests that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus and the Prospectus were and, if still pending, are (to the Company’s knowledge to the extent conducted by third parties) being conducted in all material respects in accordance with standard accepted medical and scientific research procedures for development programs or product candidates comparable to those being conducted or developed, as applicable, by the Company; the descriptions of the results of such tests contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such tests, and except as described in the Time of Sale Prospectus, the Company has no knowledge of any other studies or tests the results of which reasonably call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as described in the Time of Sale Prospectus, the Company has not received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or material modification of any tests that are described or referred to in the Registration Statement, any Time of Sale Prospectus or the Prospectus; and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(tt) Lending Relationship. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(uu) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vv) Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, except as superseded by other information in the Preliminary Prospectus, none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation is made, with your permission, on the reasonable belief that each of the amendments made to the Company’s SEC filings addressed a failure to so conform that was not material.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(b) Instruction letters and/or stock powers representing all of the Shares to be sold by the Selling Stockholder hereunder will be delivered to the Company’s transfer agent, Computershare Investor Services (the “Transfer Agent”), (along with any necessary additional documents or instructions, as required by the Transfer Agent) on a date prior to each applicable Closing Date that ensures such Shares are able to be transferred to the Underwriters pursuant to this Agreement on such Closing Date. The number of shares representing by such instruction letters and/or stock powers will represent in the aggregate at least the number of Shares to be sold by the Selling Stockholder hereunder. The instruction letters delivered to the Transfer Agent will be duly authorized and executed by the Selling Stockholder, and instruct the Transfer Agent to transfer the shares to the Underwriters upon the terms contemplated by this Agreement.

(c) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Selling Stockholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter, memorandum of association, by-laws or similar organizational documents, if any, of the Selling Stockholder or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of the Selling Stockholder’s assets, properties or operations. As used herein, a “Selling Stockholder Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Selling Stockholder (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Selling Stockholder.

(d) No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Selling Stockholder of its obligations hereunder, in connection with the Offering, sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws.

(e) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the

“UCC”) in respect of the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than restrictions on transfers under the Securities Act and any applicable state securities laws), and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(f) Any certificated Shares to be sold by the Selling Stockholder will be delivered to the Transfer Agent on a date prior to each applicable Closing Date and, on or prior to such applicable Closing Date, will have been credited to a securities account in the name of the Selling Stockholder. The delivery of the Shares to be sold by the Selling Stockholder shall be by book entry.

(g) Upon payment for the Shares to be sold by the Selling Stockholder by book entry, if any, pursuant to this Agreement, delivery of such Shares, as directed by the Managers, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration (“DTC Registration”) of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares or security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) pursuant to Section 8-502, no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) a global certificate representing such Shares is maintained in the custody of DTC, (B) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (C) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (D) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (E) the Selling Stockholder, as entitlement holder of such Shares immediately prior to the sale of such Shares, has originated and DTC has complied with entitlement orders with respect to the DTC Registration of such Shares that satisfy the requirements of Section 8-507 and other applicable provisions of Article 8 of the UCC and (F) there is no DTC rule governing the rights and obligations among DTC and its participants and affecting the representations set forth in this paragraph (i) that conflicts with the provisions of Article 8 of the UCC.

(h) The Selling Stockholder’s sale of shares is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares.

(i) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not as of the time of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its filing date and as of each Closing Date does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(i) are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(j) Neither the Selling Stockholder (acting in such capacity) nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any free writing prospectus. Each free writing prospectus identified on Schedule III(b) hereto does not conflict with the information contained in the Time of Sale Prospectus or the Prospectus with respect to information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(k) The Shares to be sold by the Selling Stockholder hereunder are subject to the interest of the Underwriters and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of the Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(l) The Selling Stockholder has not taken, nor will the Selling Stockholder take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act.

(m) There are no affiliations or associations between any member of FINRA and the Selling Stockholder or any affiliate of the Selling Stockholder.

(n) Neither the Selling Stockholder, nor any of its subsidiaries, any director or officer thereof, or, to the Selling Stockholder’s knowledge, any employee, agent, affiliate or representative of the Selling Stockholder or any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by OFAC or other economic sanctions; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

Any certificate signed by the Selling Stockholder and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, severally and not jointly, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a price of $15.9375 per share (the “Purchase Price”) such number of Shares equal to the number of Firm Shares set forth in Schedule II opposite the name of the Company or the Selling Stockholder, as the case may be, multiplied by the quotient of the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter divided by the total number of the Firm Shares, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, bears to the total number of Firm Shares, subject, in each case, to such adjustments among the Underwriters as the Managers shall make to eliminate any sales or purchase of fractional securities.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Stockholder agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 794,117 Additional Shares at the Purchase Price, 50% of which shall be sold by the Company and 50% of which shall be sold by the Selling Stockholder. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement, provided that if such date falls on a day that is not a business day, this right will expire on the next succeeding business day. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice; provided, however, that solely with respect to an Additional Share exercise notice that is delivered prior to the Initial Closing Date (as defined below), the related purchase date must be at least one business day after the written notice is given. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) from each Seller that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. TERMS OF PUBLIC OFFERING. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Managers’ judgment is advisable. The Sellers are further advised by the Managers that the Shares are to be offered to the public initially at a price of $17.00 per share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $0.6375 per share under the Public Offering Price.

5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer to bank accounts designated by the Company (as to Firm Shares sold by the Company) and by the Selling Stockholder (as to Firm Shares sold by the Selling Stockholder) in federal or other funds immediately available in New York City against delivery of such Firm Shares to the Managers for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 3, 2014, or at such other time on the same or such other date, not later than November 14, 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Initial Closing Date.” The Initial Closing Date and the Option Closing Date are hereinafter sometimes collectively referred to as a “Closing Date.”

Payment for any Additional Shares shall be made to the Company or the Selling Stockholder by wire transfer to bank accounts designated by the Company (as to Additional Shares sold by the Company) and by the Selling Stockholder (as to Additional Shares sold by the Selling Stockholder) in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than December 3, 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to each Closing Date. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Time shall be of the essence, and delivery of the Shares at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Stockholder shall deliver its portion of the Firm Shares through the facilities of the DTC unless the Managers shall otherwise instruct.

6. CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each Closing Date are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Prospectus, any Preliminary Prospectus, any Time of Sale Prospectus or any free writing prospectus or any part thereof shall have been issued and, to the Company’s knowledge, no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Managers. The Rule 462(b) Registration Statement, if any, each free writing prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 7(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE MKT or NASDAQ Global Market or minimum or maximum prices or maximum range for prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory or governmental body having jurisdiction, or trading in any securities of the Company on the NASDAQ Global Market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) any moratorium on commercial banking activities shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), if the effect of any such event specified in clause (iii) or (iv) make it, in the judgment of the Managers, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) Subsequent to the execution of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Since the date of the latest unaudited interim financial statements included in the Time of Sale Prospectus or the Prospectus or incorporated by reference in the Time of Sale Prospectus or the Prospectus as of the date hereof, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) since the respective dates as of which information is given in the Time of Sale Prospectus or the Prospectus and except as described in the Time of Sale Prospectus or the Prospectus, there shall not have been any change in the capital stock or increase in the long-term debt of the Company and (iii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in or affecting the revenues, business, assets, management, financial position, stockholders’ equity, operations or results of operations or prospects of the Company from that set forth in the Time of Sale Prospectus as of the date of this Agreement the effect of which, in any such case described in clause (i), (ii) or (iii) of this paragraph 6(d), is, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(e) (i) The Underwriters shall have received on each Closing Date a certificate, on behalf of the Company, dated as of such Closing Date and signed by the Chief Executive Officer or principal financial officer of the Company, to the effect set forth in Sections 6(c) and (d) above, to the effect that no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Prospectus, any Preliminary Prospectus, any Time of Sale Prospectus or any Free Writing Prospectus or any part thereof shall have been issued and, to the Company’s knowledge, no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(ii) The Underwriters shall have received on each Closing Date a certificate, on behalf of the Selling Stockholder, dated as of such Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of such Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(f) The Underwriters shall have received on each Closing Date an opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, dated as of such Closing Date, substantially to the effect set forth in Exhibits A-1 and A-2, respectively, hereto.

(g) The Underwriters shall have received on each Closing Date an opinion of Casimir Jones, S.C., special intellectual property counsel for the Company, dated as of such Closing Date, substantially to the effect set forth in Exhibit B hereto.

(h) The Underwriters shall have received on each Closing Date an opinion of in-house counsel for the Selling Stockholder, dated as of such Closing Date, substantially to the effect set forth in Exhibit C hereto.

(i) The Underwriters shall have received on each Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(j) (i) At the time of execution of this Agreement, the Underwriters shall have received from E&Y a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(ii) With respect to the letter of E&Y referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of each Closing Date (A) confirming that they are independent public accountants with the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Managers and certain stockholders, executive officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on each Closing Date.

(l) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Prospectus or the Time of Sale Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(m) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and the Time of Sale Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(n) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company.

(o) The Company shall have filed a Notification of Listing of Additional Shares with the NASDAQ Global Market for the listing of the Shares and shall have received no objection thereto from the NASDAQ Global Market.

(p) The Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Time of Sale Prospectus.

(q) Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, certificates, letters or documents as the Managers shall have reasonably requested and as are customary for the type of offering contemplated by this Agreement.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such additional documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Managers and counsel to the Underwriters.

7. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

(a) The Company covenants and agrees with each Underwriter as follows:

(i) To furnish to the Managers, upon their request and without charge, two (2) signed copies of the Registration Statement and each amendment thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits thereto) and to furnish to you in New York City, upon its request and without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(a)(v) or 6(a)(vi) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv) To retain in accordance with the rules and regulations of the Commission all free writing prospectuses not required to be filed pursuant to the rules and regulations of the Commission; and if at any time after the date hereof any events shall have occurred as a result of which any free writing prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any free writing prospectus, to notify the Managers and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Managers may from time to time reasonably request of an amended or supplemented free writing prospectus that will correct such conflict, statement or omission or effect such compliance.

(v) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(vi) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the

Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(viii) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Managers, be required by the Securities Act or requested by the Commission.

(ix) To file, as and when required by applicable rules and regulations, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

(x) To advise the Managers promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(xi) To apply the net proceeds from the sale of the Shares being sold by the Company in all material respects as set forth in the Prospectus.

(xii) To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to qualify or register as a foreign corporation or as a dealer in securities or to take an action that would subject it to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(xiii) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(xiv) To promptly notify the Managers if the Company ceases to be an Emerging Growth Company at any time prior to the later of (x) completion of the distribution of the Shares within the meaning of the Securities Act and (y) expiration of the Lock-Up Period (as defined below).

(b) The Company covenants and agrees with each Underwriter that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Prospectus or Time of Sale Prospectus or, otherwise, of which the Underwriters have been advised in writing, (iii) the grant by the Company of Common Stock, stock options or other stock-based awards (or the issuance of shares of Common Stock upon exercise thereof) to eligible participants pursuant to employee benefit or equity incentive plans of the Company described in the Prospectus or Time of Sale Prospectus, (iv) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company described in the Time of Sale Prospectus and the Prospectus to the Company’s “employees” (as that term is used in Form S-8), or (v) shares of Common Stock or other securities issued in connection with transactions that include a commercial relationship (including without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (v) shall not exceed 5% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Shares pursuant hereto and (y) any such shares of Common Stock and securities issued pursuant to this clause (v) during the Lock-Up Period shall be subject to the restrictions described above for the remainder of the Lock-Up Period.

(c) The Selling Stockholder further covenants and agrees with each Underwriter as follows:

(i) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any free writing prospectus relating to the Shares.

(ii) To deliver to the Managers prior to each Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

8. EXPENSES. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(a) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum (provided such costs, expenses, fees and disbursements do not exceed $5,000 in the aggregate), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided such fees and disbursements do not exceed $10,000 in the aggregate), (v) the reasonable fees and disbursements of special Canadian counsel to the Underwriters incurred in connection with the preparation of any Canadian “wrapper” and any supplements thereto (provided such fees and disbursements do not exceed $10,000 in the aggregate) (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-3 relating to the Common Stock and all costs and expenses incident to listing the Shares on NASDAQ, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty (50) percent of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any payable upon the sale of their respective Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (ii) the fees and disbursements of the Transfer Agent as well as those of their respective counsel, agents and other advisors; (iii) the fees and expenses of their separate counsel and advisors.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and fifty (50) percent of the cost of any aircraft chartered in connection with any road show.

9. COVENANTS OF THE UNDERWRITERS. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. INDEMNITY AND CONTRIBUTION.

(a) The Sellers, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 405 under the Securities Act) and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls each Underwriter with the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities or any action, investigation or proceeding in respect thereof to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, liabilities, actions, investigations or proceedings arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or document incorporated therein, or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (the “Marketing Materials”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities actions, investigations or proceedings arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that (i) the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto and (ii) the Selling Stockholder shall not be liable for an amount greater than the amount of the aggregate Public Offering Price of all Shares sold by the Selling Stockholder under this Agreement. This indemnity agreement is not exclusive and will be in addition to any liability, which the Sellers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the Selling Stockholder, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Seller Indemnified Parties” and each a “Seller Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities (or any action, investigation or proceeding in respect thereof) to which such Seller Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case (i) and (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Sellers by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) and to reimburse the Seller Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 10(b), in no event shall any indemnity by an Underwriter under this Section 10(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Sellers in the case of a claim for indemnification under Section 10(a) or the Managers in the case of a claim for indemnification under Section 10(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Managers if the indemnified parties under this Section 10 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 10 consist of any Seller Indemnified Parties. Subject to this Section 10(c), the amount payable by an indemnifying party under Section 10 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for (or be required to make a contribution related thereto under Section 10(d)) settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 10(a) or 10(b) is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b), then each indemnifying party under such section shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 10(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 10(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other with respect to the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that (y) the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, and (z) the parties hereto agree that the written information furnished to the Sellers by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 17. The Sellers and the Underwriters’ agree that it would not be just and equitable if contributions pursuant to this

Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 10(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and, consistent with Section 10(a), the Selling Stockholder shall not be liable for an amount greater than the amount of the aggregate Public Offering Price of all Shares sold by the Selling Stockholder under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion by notice given by the Managers to the Sellers prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(b), (c) or (d) have occurred. Furthermore, if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply in all material respects with the terms or to fulfill any of the material conditions of this Agreement, or if for any reason any Seller shall be unable to perform such Seller’s material obligations under this Agreement, resulting in termination of this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder

12. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Initial Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 8 and this Section 12. In any such case either the Managers or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed on Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (which, for purposes of this Section 12, shall not include termination by the Underwriters resulting from any failure to satisfy the conditions of Section 6(e) or 5(l) or any Underwriter failure or refusal to purchase Shares as described above in this Section 12), then (a) prior to the Initial Closing Date, the Company and the Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, or (b) after the Initial Closing Date but prior to any Option Closing Date with respect to the purchase of any Additional Shares pursuant to a notice delivered by the Managers to the Company and the Selling Stockholder under Section 3 hereof, the Company and the Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the proposed purchase of any such Additional Shares pursuant to this Agreement or the offering contemplated hereunder.

13. ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

14. ABSENCE OF A FIDUCIARY RELATIONSHIP. Each of the Company and the Selling Stockholder acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company and the Selling Stockholder is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters or its affiliates have advised or is advising the Company or the Selling Stockholder on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriters, and the Company and the Selling Stockholder are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company and the Selling Stockholder.

15. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. APPLICABLE LAW; AGENT FOR SERVICE; AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholder and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company and the Selling Stockholder are or may be subject, by suit upon such judgment.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ information (the “Underwriters’ Information”) consists solely of the statements in the Prospectus concerning the Underwriters contained in the fifth, eighth, twelfth, thirteenth and fourteenth paragraphs under the heading “Underwriting.”

18. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Sellers and the Managers.

21. NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Managers in care of Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, and BMO Capital Markets Corp., 3 Times Square, 28th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, fax: 212-885-4165; if to the Company, shall be delivered, mailed or sent to the attention of Christopher Aker at Regulus Therapeutics Inc., 3545 John Hopkins Court, Suite 210, San Diego, California, 92121, with a copy to Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: Thomas Coll; and if to the Selling Stockholder, shall be delivered, mailed or sent to the attention of Patrick O’Neil at Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California, 92010.

22. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the indemnities of the Company and the Selling Stockholder contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriters shall also be for the benefit of the Seller Indemnified Parties. It is understood that the Underwriters’ responsibility to the Company and the Selling Stockholder is solely contractual in nature and the Underwriters do not owe the Company or the Selling Stockholder, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

23. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Selling Stockholder or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 11, the indemnity and contribution and reimbursement agreements contained in Section 10 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

REGULUS THERAPEUTICS INC.

By:	/s/ David Szekeres
	Name:	David Szekeres
	Title:	Chief Business Officer and General Counsel

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
	Name:	B. Lynne Parshall
	Title:	COO

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

BMO Capital Markets Corp.

Acting severally on behalf of itself and the several

    Underwriters named in Schedule I hereto

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	Managing Director

By:	/s/ Jeffrey B. Rosichan
	Name:	Jeffrey B. Rosichan
	Title:	Managing Director

By:	BMO CAPITAL MARKETS CORP.

By:	/s/ Annette Grimaldi
	Name:	Annette Grimaldi
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Deutsche Bank Securities Inc.	1,720,588
BMO Capital Markets Corp.	1,588,235
Needham & Company, LLC	794,118
Wedbush Securities Inc.	794,118
FBR Capital Markets & Co.	397,059

Total:	5,294,118

SCHEDULE II

Name of Seller	Number of Firm Shares To Be Sold
Regulus Therapeutics Inc.	4,411,765
Isis Pharmaceuticals, Inc.	882,353

Total:	5,294,118

SCHEDULE III

(a) Time of Sale Prospectus

1.	Preliminary Prospectus dated October 27, 2014

2.	Public offering price: $17.00 per share

3.	Underwriters discount: $1.0625 per share

4.	Net proceeds, before expenses, to the Sellers: $15.9375 per share

5.	Number of Firm Shares: 5,294,118

6.	Settlement date: November 3, 2014

(b) Free Writing Prospectus

None.

SCHEDULE IV

Parties Entering Lock-up Agreements

Isis Pharmaceuticals, Inc.

Alnylam Pharmaceuticals, Inc.

David Baltimore, Ph.D.

Bruce L.A. Carter, Ph.D.

Mark G. Foletta

Neil W. Gibson, Ph.D.

Paul C. Grint, M.D.

Stelios Papadopoulos, Ph.D.

B. Lynne Parshall

William H. Rastetter

David L. Szekeres

Douglas E. Williams, Ph.D.

Kleanthis G. Xanthopoulos, Ph.D.

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

            , 2014

Deutsche Bank Securities Inc.

BMO Capital Markets Corp.

    as Representatives of the several

    Underwriters to be named in the

    within-mentioned Underwriting Agreement

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o BMO Capital Markets Corp.

3 Times Square 27th Floor

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and BMO Capital Markets Corp. (the “Managers”), as representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Regulus Therapeutics Inc., a Delaware corporation (the “Company”), and Isis Pharmaceuticals, Inc., a Delaware corporation, providing for the public offering (the “Public Offering”) by the several Underwriters of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, it will not, directly or indirectly, during the period (the “Lock-up Period”) commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Stock or other securities acquired, in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or intestate succession, or to a trust for the direct or indirect benefit of the undersigned or a member of the immediate family (as defined below) of the undersigned in a transaction not involving a disposition for value, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned, to any investment fund or other entity controlled or managed by the undersigned in a transaction not involving a disposition for value; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-up Period, (e) transfers or sales of Common Stock pursuant to a 10b5-1 Plan established prior to the execution of this agreement, (f) exercises of options or warrants to purchase shares of Common Stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this letter, (g) transfers of shares of Common Stock or other securities to the Company in connection with the exercise of any stock options held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans, provided that in the case of any exercise, transfer or distribution pursuant to this clause (g), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period, (h) transfers to the Company in connection with the repurchase of shares of Common Stock or other securities issued pursuant to equity incentive plans or pursuant to agreements disclosed in the Prospectus pursuant to which such shares of Common Stock were issued, in each case only in connection with a termination of the undersigned’s employment with the Company, or (i) sales of shares of Common Stock to the Underwriters pursuant to the terms of the Underwriting Agreement. As used herein, “immediate family” shall mean the spouse, domestic partner, descendant (including adopted children), father, mother, brother or sister of the transferor. In addition, the undersigned agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If (1) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (2) either the Managers, on the one hand, or the Company, on the other hand, have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (3) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, withdraws the Registration Statement or deregisters all of the shares covered by the Registration Statement or (4) the Underwriting Agreement has not been executed on or before December 31, 2014, provided that the Company may by written notice to the undersigned prior to December 31, 2014 extend such date for a period of up to an additional three months, then this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)